EXHIBIT 32.1

      The certification set forth below is being submitted in connection with the Annual Report on Form 10-K of MedPro Safety Products, Inc. for the fiscal year ended December 31, 2007 (the "Report"), for the purpose of complying with Rule 13a-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and
Section 1350 of Chapter 63 of Title 18 of the United States Code.

      I, W. Craig Turner, the Chief Executive Officer of MedPro Safety Products, Inc., certify that:

      1. such Report fully complies with the requirements of Section 13(a) of the Exchange Act; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MedPro Safety Products, Inc..

Date: April 15, 2008

      /s/ W. Craig Turner
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W. Craig Turner
Chairman and Chief Executive Officer